News release

HYZON ANNOUNCES THIRD QUARTER 2024 FINANCIAL AND OPERATING RESULTS

Secured first hydrogen-powered fuel cell electric refuse truck order in North America from waste industry pioneer GreenWaste

Achieved start-of-production on the 200kW fuel cell system and 200kW Class 8 fuel cell electric truck

Ten successful Class 8 200kW and refuse fuel cell electric truck customer trials completed with majority in commercial agreement negotiations

BOLINGBROOK, Ill., November 13, 2024 — Hyzon (NASDAQ: HYZN) (Hyzon or the Company), a U.S.-based, high-performance, hydrogen fuel cell system manufacturer and technology developer focused on providing zero-emission power to decarbonize the most demanding industries, today announced its third quarter 2024 financial and operating results:

Recent Highlights
•Secured first-ever, refuse Fuel Cell Electric Truck (FCET) order in North America from waste industry pioneer, GreenWaste, after a successful trial.
•Completed ten successful Class 8 200kW and refuse FCET trials since July 2024 with over twenty additional trials scheduled through February 2025, majority of completed trials in active commercial agreement negotiations.
•Achieved Start of Production (SOP) of its revolutionary, U.S.-produced, single-stack, 200kW Fuel Cell System (FCS), enabling the manufacture of standardized FCSs at volume for commercial sale.
•Achieved SOP of its innovative Class 8 200kW FCET, enabling production of its Class 8 200kW FCET through its collaboration with Fontaine Modification.
•Secured ISO 9001 certification for fuel cell manufacturing, design, and research and development, certifying that Hyzon's development and production processes meet the highest international standards for quality.

"The third quarter marked the next inflection point in Hyzon’s evolution, completing significant milestones that we previously committed to on the commercial, technical, and financial front. These achievements mark a pivotal moment in Hyzon's journey and the broader transition to zero-emission transportation, which is now in active commercialization," said Parker Meeks, CEO of Hyzon. "From securing North America's first-ever order for refuse fuel cell electric trucks to achieving start of production for our revolutionary 200kW fuel cell system and our innovative Class 8 fuel cell electric trucks, the third quarter was a success. Additionally, our ISO 9001 certification confirms our commitment to the highest quality standards and a step towards becoming a trusted and leading FCS OEM. On the back of our completed and continuing refuse and class 8 trials, which have exceeded our and our customers’ expectations, we are well-positioned to capitalize on our active discussions with potential customers for orders. Additionally, the hydrogen fuel market is improving significantly, with fuel pricing that can enable cost-competitive operation of Hyzon’s fuel cell trucks compared to diesel today. The market opportunity before us is substantial, and Hyzon is uniquely positioned to deliver high-performance, zero-emission solutions that meet the demanding needs of our customers across multiple sectors."

hyzonfuelcell.com

Third Quarter 2024 Business Highlights

Commercial: Secured First Purchase Agreement; Large Fleet Customer Trial Programs Underway

Hyzon secured a purchase agreement for North America's first 12 hydrogen-powered, refuse FCETs with recycling innovator, GreenWaste, contingent upon Hyzon meeting certain commercial terms and specifications as defined in the agreement. This pivotal order, announced on October 7, 2024, represents the first-ever refuse FCET order in North America, showcasing Hyzon's expanding reach into new market segments. The agreement follows a successful two-week trial of Hyzon's refuse FCET, which demonstrated the vehicle's capability to meet the demanding requirements of waste collection operations. Built in partnership with industry leader, New Way Trucks, these zero-emission vehicles are set to be delivered as soon as Q4 2025.

The Company continues to focus on large fleet customers in the North American Class 8 and refuse markets with the highest immediate commercial potential. The 200kW Class 8 FCET trial program and refuse FCET trial program began in July of this year, with 10 trials completed to date. All 10 trials have been confirmed as successful by Hyzon's trial customers, meaning that the trials met or exceeded the expectations set forth by the customer. Hyzon has now entered commercial negotiations with the majority of these parties for potential customer orders as the trial typically represents the final step in the development process with fleets prior to commercial agreement negotiations. The trial program has continued to expand to a total of over 30 fleets through February 2025, including those already completed as of November, up from the original 25 that were scheduled in July. The trial schedule represents an average of over 4,200 trucks per fleet and includes ten fleets with over 5,000 trucks.

From a performance perspective, the FCETs are operating at near 100% availability with range, hill climb, and fuel efficiency performance that has surpassed both customer expectations and their experience with other zero emission trucks. This strong availability and performance is the result of over three years of technology and powertrain development, testing, and optimization, which now includes over 300,000 miles of on-road experience for the Hyzon fuel cell powertrain globally since 2021.

Importantly, the Company continues to collect real-world data from the various challenging customer operations where these trucks are put to the test. From a fuel efficiency perspective, the refuse FCET has demonstrated 230% to 300% improvement relative to diesel while the Class 8 200kW trucks are observing 25% to 50% greater fuel efficiency. This is an important advantage as fleets look to total cost of ownership and operating cost comparisons to diesel. Additionally, the refuse FCETs are hauling as much as 30 tons of trash per day matching diesel performance, without refueling, and significantly outperforming battery electric vehicle alternatives, that can often only complete 50% to 60% of a typical diesel truck's full day’s work.

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Technology: Start of Production has been achieved and ISO 9001 Certification received

In a series of significant milestones, Hyzon demonstrated substantial progress in its mission to decarbonize heavy-duty industries through advanced hydrogen fuel cell technology.

On October 8, 2024, National Hydrogen Fuel Cell Day, Hyzon announced the SOP for its revolutionary, single-stack, 200kW FCS at its Bolingbrook, Illinois facility. This achievement marks a pivotal moment for zero-emission technology manufacturing in the United States, as Bolingbrook becomes home to one of the country's largest fully-integrated fuel cell production facilities.

The 200kW FCS production milestone follows closely on the heels of Hyzon's previously announced SOP for its innovative Class 8 200kW FCET in September, 2024. This milestone, made possible through collaboration with Fontaine Modification, signifies Hyzon's transition from prototype to series production of high-performance, zero-emission alternatives to diesel in the heavy-duty transport sector.

Further solidifying its commitment to quality and industry-leading standards, on October 9, 2004, Hyzon secured an ISO 9001:2015 certification for its fuel cell manufacturing, design, and research and development activities. This certification, issued by Bureau Veritas, validates that Hyzon's development and production processes meet the highest international standards for quality, underscoring the Company's dedication to delivering safe, high-quality, and reliable zero-emission solutions.

These achievements collectively highlight Hyzon's technological leadership and manufacturing capabilities in the hydrogen fuel cell industry. With the ability to now produce 700 fuel cell systems per year over a three-shift operation, Hyzon is well-positioned to meet growing demand for zero-emission power solutions in heavy-duty applications. The Company's fully integrated manufacturing strategy, from proprietary membrane electrode assembly production to complete fuel cell systems, enables rapid product development and customer responsiveness, setting a new standard for the industry.

hyzonfuelcell.com

Third Quarter 2024 Financial Updates
"I am pleased with the significant commercial and operational progress we have made this year while simultaneously reducing our spend. We began 2023 with an average monthly net cash burn in excess of $15 million, and through intentional, strategic actions we now have line of sight to a $6.5 million monthly cash burn by year-end. This was enabled through operational efficiencies, footprint rationalization, and cost take-outs. We also expanded our access to capital markets through the Company’s first equity raise since our listing and putting in place an ATM program. Our team has done a tremendous job," said Hyzon Chief Financial Officer Stephen Weiland.

As of September 30, 2024, cash and cash equivalents stood at $30.4 million. In July, the Company executed a registered direct offering raising approximately $3.8 million in net proceeds. This significantly improved trading liquidity, laying the groundwork for potential equity fundraising in the future, such as the implementation of an at-the-market program at the end of September. The Company has subsequently used the program to raise approximately $5 million in proceeds to further support the existing cash position and opportunity for successful trials to convert into orders.

Conference Call Information
The Hyzon management team will host a conference call to discuss its third quarter financial results on Wednesday, November 13, 2024 at 8:30 a.m. Eastern Time.

Participants can join the call at 1-888-800-7840 or international callers can use 1-646-307-1856 and enter the access code 5240234. To listen to the live audio webcast and Q&A, visit the Hyzon investor relations website at https://investors.hyzonfuelcell.com.

About Hyzon

Hyzon is a global supplier of high-performance hydrogen fuel cell technology focused on providing zero-emission power to decarbonize demanding industries. With agile, high-power technology designed for heavy-duty applications, Hyzon is at the center of a new industrial revolution fueled by hydrogen, an abundant and clean energy source. Hyzon is focusing on deploying its fuel cell technology in heavy-duty commercial vehicles in Class 8 and refuse collection vehicles across North America. To learn more about how Hyzon partners across the hydrogen value chain to accelerate the clean energy transition, visit www.hyzonfuelcell.com.

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Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements regarding the Company's expectations, hopes, beliefs, intentions, or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company's actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company's actual expectations to differ materially from these forward-looking statements include the Company's ability improve its capital structure; Hyzon's liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon's ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading "Risk Factors" set forth in the Company's Annual Report on Form 10-K, as supplemented by the Company's quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Hyzon Contacts:

For media inquiries:
Hyzon@teamavoq.com

For investors:
ir@hyzonfuelcell.com

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HYZON MOTORS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$30,428	$112,280
Accounts receivable	86	498
Unbilled receivable	38	1,599
Inventory	6,036	28,811
Prepaid expenses and other current assets	5,833	9,335
Total current assets	42,421	152,523
Property, plant, and equipment, net	3,523	18,569
Right-of-use assets	1,566	4,741
Equity method investments	—	8,382
Investments in equity securities	—	763
Other assets	4,179	6,157
Total Assets	$51,689	$191,135
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,043	$1,479
Accrued liabilities	20,028	30,116
Related party payables	791	265
Contract liabilities	469	8,872
Current portion of lease liabilities	830	1,821
Total current liabilities	24,161	42,553
Long term liabilities
Lease liabilities	871	5,733
Private placement warrant liability	160	160
Earnout liability	5	1,725
July 2024 warrant liability	4,833	—
Accrued SEC settlement	8,270	8,000
Other liabilities	1,210	2,964
Total Liabilities	$39,510	$61,135
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 20,000,000 shares authorized, 5,510,056 and 4,901,630 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	1	—
Treasury stock, at cost; 75,392 shares as of September 30, 2024 and December 31, 2023, respectively.	(6,446)	(6,446)
Additional paid-in capital	389,019	380,286
Accumulated deficit	(368,974)	(242,640)
Accumulated other comprehensive loss	(651)	(514)
Total Hyzon Motors Inc. stockholders’ equity	12,949	130,686
Noncontrolling interest	(770)	(686)
Total Stockholders’ Equity	12,179	130,000
Total Liabilities and Stockholders’ Equity	$51,689	$191,135

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HYZON MOTORS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$134	$—	$10,430	$—
Operating expense:
Cost of revenue	301	3,286	26,532	6,534
Research and development	8,074	10,857	28,720	32,794
Selling, general, and administrative	29,677	21,044	76,721	100,999
Restructuring and related charges	1,604	4,885	4,768	4,885
Gain on lease termination	(2,096)	—	(2,096)	—
Total operating expenses	37,560	40,072	134,645	145,212
Loss from operations	(37,426)	(40,072)	(124,215)	(145,212)
Other income (expense):
Change in fair value of private placement warrant liability	—	(240)	—	561
Change in fair value of earnout liability	1,316	(1,307)	1,720	6,029
Loss on issuance of July 2024 warrants	(567)	—	(567)	—
Change in fair value of July 2024 warrant liability	232	—	232	—
Impairment of investments	(9,145)	—	(9,145)	—
Gain on deconsolidation of subsidiary	2,559	—	2,559	—
Gain on disposal of auctioned assets	1,721	—	1,721	—
Foreign currency exchange gain (loss) and other expense, net	(534)	(3,877)	(1,217)	(2,447)
Investment income and interest income, net	524	1,441	2,500	6,501
Total other income (expense)	(3,894)	(3,983)	(2,197)	10,644
Loss before income taxes	$(41,320)	$(44,055)	$(126,412)	$(134,568)
Income tax expense	—	—	—	—
Net loss	$(41,320)	$(44,055)	$(126,412)	(134,568)
Less: Net loss attributable to noncontrolling interest	(1)	(1)	(78)	(18)
Net loss attributable to Hyzon	$(41,319)	$(44,054)	$(126,334)	$(134,550)

Comprehensive loss:
Net loss	$(41,320)	$(44,055)	$(126,412)	$(134,568)
Foreign currency translation adjustment	(315)	2,721	(143)	986
Net change in unrealized gain (loss) on short-term investments	—	286	—	(702)
Comprehensive loss	$(41,635)	$(41,048)	$(126,555)	$(134,284)
Less: Comprehensive income (loss) attributable to noncontrolling interest	(23)	5	(84)	10
Comprehensive loss attributable to Hyzon	$(41,612)	$(41,053)	$(126,471)	$(134,294)
Net loss per share attributable to Hyzon:
Basic	$(7.74)	$(8.99)	$(24.42)	$(27.49)
Diluted	$(7.74)	$(8.99)	$(24.42)	$(27.49)
Weighted average common shares outstanding:
Basic	5,337	4,898	5,173	4,894
Diluted	5,337	4,898	5,173	4,894

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